Exhibit 99.1


              Duratek Granted Summary Judgment in Patent
                  Claim Filed by Toxgon Corporation

    COLUMBIA, Md.--(BUSINESS WIRE)--July 11, 2003--Duratek, Inc. (NASDAQ:DRTK) announced that the United States District Court for the Eastern District of Washington granted Duratek's and co-defendant BNFL, Inc.'s motion for summary judgment against Toxgon, and dismissed all claims with prejudice. Toxgon's claim filed in May 2000 alleged that Duratek and BNFL infringed upon a Toxgon patent that involved the vitrification of toxic waste.
    Duratek provides safe, secure radioactive materials disposition.

    Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of Section 21E(i)(1) of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Duratek's actual results to be materially different from any future results expressed or implied by these statements. Such factors include the following: the Company's ability to manage its commercial waste processing operations, including obtaining commercial waste processing contracts and processing waste under such contracts in a timely and cost-effective manner; the timing and award of contracts by the U.S. Department of Energy for the cleanup of waste sites administered by it; the Company's ability to integrate acquired companies; the acceptance and implementation of the Company's waste treatment technologies in the government and commercial sectors; and other large technical support services projects. All forward-looking statements are also expressly qualified in their entirety by the cautionary statements included in the Company's SEC filings, including its quarterly reports on Form 10-Q and its annual report on Form 10-K.


    CONTACT: Duratek, Inc.
             Diane R. Brown, Investor Relations
             Robert F. Shawver, Exec. V.P.
             410-312-5100
              or
             www.duratekinc.com